UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2004

LANDMARK LAND COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08755	77-0024129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774

(Address of principal executive offices)

(301) 574-3330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement..

     On October 1, 2004, the Company’s wholly-owned subsidiary, DPMG Inc., a Delaware corporation (“DPMG”) entered into a definitive agreement (the “Agreement”) with New Delos Partners, L.P., a Delaware limited partnership (“New Delos”) and certain subsidiaries of New Delos pursuant to which DPMG purchased South Padre Island Development, L.P., a Delaware limited partnership (“South Padre”) from New Delos. South Padre is the owner of South Padre Island Golf Club (the “Golf Club”) and its related residential lot and housing development activities in the Town of Laguna Vista, Texas. DPMG has been managing the golf and real estate development activities at South Padre for New Delos since 1995. The purchase of South Padre was effective as of October 1, 2004.

     The consideration paid by DPMG totaled $2,455,000 (subject to closing adjustments), which approximates the net fair value of South Padre’s assets and liabilities. The purchase price was paid $695,000 in cash from the Company’s assets, $965,000 was financed by a 5-year, 8% promissory note payable to New Delos and the balance of $795,000 consisted of a credit for deferred management fees owed to DPMG by New Delos and certain of its subsidiaries. The note is payable in quarterly installments of interest and principal equal to 4% of quarterly real estate sales proceeds at South Padre. South Padre’s liabilities as of October 1, 2004 include approximately $5,300,000 in short-term bank construction financing previously incurred to finance development and real estate inventory, and approximately $683,000 payable to an affiliate of the Company’s chairman and chief executive officer. The Company has agreed to guarantee substantially all of South Padre’s construction financing.

     The foregoing description of the transaction does not purport to be complete and is qualified by the terms and conditions of the Agreement, a copy of which is included as Exhibit 2.1 to this report.

Item 2.01 Completion of Acquisition of Disposition of Assets.

     See Item 1.01 above.

Item 2.03 Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

     The financial statements required by this item are not included on this initial report on Form 8-K. The financial statements will be filed by amendment to this Form 8K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

     (c) Exhibits:

     2.1 Agreement

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK LAND COMPANY, INC.
Dated: October 6, 2004	By:	/S/ Joe V. Olree
Joe V. Olree
Vice President and Chief Financial Officer

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